CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement"), dated as of November __, 2011, is entered into between PROFIT PLANNERS MANAGEMENT, INC., a Nevada corporation (the "Company") and Mr. Samuel Jacobs (the "Consultant").

WITNESETH:

WHEREAS, the Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company on the terms and conditions hereinafter set forth,

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Consultant hereby agree as follows:

1.           Consultancy.  The Company hereby retains the services of the Consultant, and the Consultant hereby agrees to render services to the Company, upon the terms and subject to the conditions set forth in this Agreement.

2.           Term.  The term of this Agreement shall commence on November __, 2011 and terminate on the third (3) anniversary of the date hereof, subject to extension for additional one (1) year periods upon the mutual agreement of the parties, unless, not later than thirty (30) days preceding the termination date, the Company or the Consultant shall have given written notice to the other that it does not wish to so extend this Agreement  (the "Term"), subject to earlier termination pursuant to the provisions of Section 7 hereof.

3.           Duties.  During the Term of this Agreement, the Consultant shall perform services akin to those of a Vice President of Business Development and he shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business, all for the compensation set forth in Section 4 hereof.  Such services shall be rendered upon the reasonable request of the Company.

4.           Compensation.

Consultant acknowledges and agrees that his right to compensation under this Agreement shall terminate at the end of the Term or upon the earlier termination of the Agreement pursuant to Section 7 hereof, except as otherwise provided hereunder. As compensation for the services to be rendered by Consultant pursuant to this Agreement, the Company shall pay to Consultant the following compensation:

(a) Base Compensation:  During the Term, the Company shall pay to Consultant as consideration for services rendered a base compensation at the rate of One Hundred and Ten Thousand Dollars ($110,000) per annum ("Base Compensation"), payable on the Company's regular payroll schedule. The Company shall not deduct from the Base Compensation paid to Consultant any federal, state or local withholding taxes.

(b) Equity Bonus:  Consultant is hereby granted an equity bonus (“Equity Bonus”) in addition to his Base Compensation. The amount of the Consultant’s Equity Bonus and the vesting schedule of the Equity Bonus are detailed in Schedule A to this Agreement. The payment of the Equity Bonus by the Company under this Agreement shall be in shares of restricted common stock of PPMT.

(c) New Client Percentage:  For all new clients and customers of the Company identified and introduced by Consultant, Consultant shall receive Two Percent (2%) of the revenue to the Company from such new clients and customers (the “New Client Percentage”) after the first $300,000 of such revenues. The New Client Percentage shall be paid in cash on a quarterly basis, based on the revenues actually paid to and received by the Company from such new clients and customers over such period. The New Client Percentage payable to Consultant shall be in addition to any payments owed as Base Compensation, as described above. The Company shall not deduct from the New Client Percentage paid to Consultant any federal, state or local withholding taxes.

(d) Additional Equity Compensation: The Consultant shall earn additional equity compensation based on his value contributed to the Company. This will be determined in the future between the Consultant and the board of directors of the Company.

(e) Minimum Revenue Generation:  The Consultant at a minimum shall generate $5,000 in revenues per month.

5.           Representations and Covenants of Consultant.  Consultant represents, warrants and covenants to the Company that:

(a)  There are no restrictions, agreements or understandings whatsoever to which Consultant is a party which would prevent or make unlawful Consultant’s execution of this Agreement or the Consultant’s engagement hereunder, or which is or would be inconsistent or in conflict with this Agreement or the Consultant’s engagement hereunder, or would prevent, limit or impair in any way the performance by Consultant of the Consultant’s obligations hereunder;

(b) The Consultant’s execution of this Agreement and the Consultant’s engagement hereunder does not constitute a breach of any contract, agreement or understanding, oral or written, to which Consultant is a party or by which Consultant is bound;

(c)  Consultant is free to execute this Agreement and to be engaged by the Company as a consultant pursuant to the provisions set forth herein;

(d)  Consultant shall not disclose the existence and terms of this Agreement to any entity or person that Consultant may be engaged by during the term of this Agreement (which engagement is not hereby authorized) or after the termination of the Consultant’s engagement hereunder to the extent the protection or benefits afforded to the Company pursuant to this Agreement may be impaired, jeopardized or limited as a result of said Consultant’s engagement by such other entity or person.

6.           Confidentiality; Non-Compete; Non-Solicitation.

(a)  Confidentiality. The parties hereto recognize that Proprietary Information (as hereinafter defined) is important, material and confidential. Accordingly, the Consultant shall not, directly or indirectly, during the Term of this Agreement or at any time thereafter, without the prior written consent of the Company, disclose, use or permit any other business, firm, corporation, person or other entity to disclose, use or have access to Proprietary Information, except as may be necessary in connection with the Consultant's provision of services under this Agreement. As used in this Agreement, "Proprietary Information" means information disclosed to or obtained by the Consultant as a result of or related to her relationship with the Company, whether or not acquired during business hours, including, but not limited to, information concerning the Company's business, customers, operations, and services. During the course of the Consultant's engagement under this Agreement and at all times thereafter, the Consultant shall not, without the prior written consent of the Company, directly or indirectly, record, photograph, photocopy or by any other means copy or cause to be copied any document, list or other writing or material that embodies or relates to Proprietary Information except as may be necessary in connection with the Consultant's provision of services under this Agreement.

(b)  Non- Compete.  During Consultant’s engagement hereunder, and during a period of two (2) years following the end of the Term or other date of termination of this Agreement, the Consultant will not, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any other “person” (which, for purposes of this subsection, shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, or any unincorporated organization), compete in any state or territory of the United States or any geographic area outside of the United States with the Company or their affiliates in any business directly or indirectly engaged in by the Company or their affiliates. The restriction on competition for the purposes of this Agreement shall not include the passive ownership of securities in any public enterprise and exercise of rights appurtenant thereto, so long as such securities represent no more than two percent (2%) of the voting power of all securities of such enterprise and do not include active management or effective control of said enterprise.

(c)   Non-Solicitation.  During Consultant’s engagement hereunder and during a period of two (2) years following the end of the Term or other date of termination of this Agreement, Consultant will not, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any other “person” (which, for purposes of this subsection, shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, or any unincorporated organization), (1) hire or attempt to hire any employee of the Company or any affiliates thereof or any person who was an employee of the Company or any affiliates thereof at any time during the twelve months immediately prior to the termination of Consultant’s engagement with the Company, assist in such hiring by any other person, encourage any such employee to terminate his relationship with the Company or any affiliate thereof; (2) directly or indirectly, request or cause customers, suppliers or other parties with whom the Company or any of their affiliates has a business relationship to cancel or terminate any such business relationship with the Company or any affiliates thereof; and (3) solicit from a customer of the Company or their affiliates any business which is competing with or related to the business of the Company or its affiliates, or with the products or services of the Company or its affiliates.

(d)  Equity.  The restrictions set forth in this Section 6 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company.  Consultant acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Company in the event the covenants contained in this Sections 6 were not complied with in accordance with their terms.  Accordingly, Consultant agrees that any breach or threatened breach of any provision of Section 6 shall entitle the Company to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to the Company.  It is the desire and intent of the parties that the provisions of Section 6 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought.  If any provisions of Section 6 relating to the time period, scope of activities or geographic area of restriction is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, the time period, scope of activities or geographic area shall be reduced to the maximum which such court deems enforceable.  If any provisions of Section 6 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.  In addition, if the Company brings an action to enforce Section 6 or to obtain damages for a breach thereof, the Company shall be entitled to recover from the Consultant all attorney's fees and expenses incurred by the Company in such action.

7.	Termination.

(a)  Termination.  This Agreement may be terminated prior to the expiration of the Term by either party upon thirty (30) days written notice to the other party.

(b)  Effect of Termination.  Upon the termination of this Agreement pursuant to this Section 7, the Consultant shall be entitled to the fees set forth in Section 4 of this Agreement that have accrued to the date of termination as set forth in this Section 7.

(c)  Notice of Termination.  Any termination of Consultant's engagement by the Company or by Consultant shall be communicated by written Notice of Termination to the other party hereto.

8.           Independent Contractor.           The activities of the Consultant hereunder shall not constitute the Consultant an agent, partner or joint venturer of or with the Company, and at all times the relationship of the Consultant to the Company shall be that of an independent contractor.  The Consultant shall have no power or authority to, and shall at no time hold himself out as in any way authorized or empowered to, bind, contract or incur any liabilities on behalf of the Company.  Further, the Consultant acknowledges and agrees that the Company shall treat him as an independent contractor for taxation purposes and that the Consultant shall be solely responsible for the payment of any and all taxes relating to his services hereunder.

9.           Miscellaneous.

(a)  Survival.  The provisions of Section 6 shall survive the termination of this Agreement.

(b)  Entire Agreement.  This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

(c) Modification.  This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

(d)  Waiver.  Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

(e)  Successors and Assigns.  Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Consultant and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company.  Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

(f)  Communications.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time (i) personally delivered, (ii) sent by overnight courier service with fax confirmation to the receiving party, or (iii) when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

To the Company:	Profit Planners Management, Inc..
350 Madison Avenue, 8th Fl
New York, N.Y. 10017
Attention: Wesley Ramjeet

To the Consultant:	Samuel Jacobs
__________________________
__________________________

(g)  Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

(h)  Jurisdiction; Venue.  This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York.  Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of New York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement.

(i)  Governing Law.  This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

(j)  No Third-Party Beneficiaries.  Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

(h)  Section Headings.  The section headings in this Agreement are for convenience only.  Such section headings form no part of this Agreement and shall not affect the interpretation of this Agreement.

(i)  Further Assurances.  The parties shall, from time to time during the effective periods of this Agreement, upon request by the other, execute and deliver all further documents or instruments as may be required in order to give effect to the purpose and intent of this Agreement.

(j)  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

PROFIT PLANNERS MANAGEMENT, INC.

By:
Wesley Ramjeet
CEO

CONSULTANT

Samuel Jacobs

Schedule A

Equity Bonus

As described in Section 4(b) above, Executive will be issued one hundred thousand (100,000) shares of the Common Stock of the Company as an Equity Bonus. The Equity Bonus shares shall vest over a three year period as described below:

Vesting Schedule

Number of Shares	Date of Vesting

33,333	November __, 2012
33,333	November __, 2013
33,333	November __, 2014

Schedule B

Additional Compensation